Exhibit 4.9

OMNIBUS WARRANT AMENDMENT

THIS OMNIBUS WARRANT AMENDMENT (this “Omnibus Warrant Amendment”) is made and entered into as of March 30, 2020, by and between DermTech, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule A hereto (the “Holders”).

RECITALS

WHEREAS, the Company previously issued to the Holders those certain warrants to purchase shares of common stock of the Company, as more fully set forth on Schedule A hereto (collectively, the “Warrants”);

WHEREAS, the Company and the Holders wish to amend the Warrants to (a) revise the formula used to calculate the number of shares to be issued pursuant to a net exercise of the Warrants and (b) add registration rights for the Holders;

WHEREAS, pursuant to Section 11(a) of the Warrants, each of the Warrants may be amended by a written instrument referencing such Warrant and signed by the Company and the Holder thereof; and

WHEREAS, the Company and the Holders desire to amend the Warrants as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and in the Warrants, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Section 2(b) of Each of the Warrants. Section 2(b) of each Warrant is hereby amended and restated in its entirety to read as follows:

“(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X=        Y (A – B)

                          A

Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Share (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the closing bid price of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed, as applicable, on the first trading day preceding the date of determination of fair market value.”

2.Addition of Section 12 to Each of the Warrants.  A new Section 12 is hereby added to each of the Warrants and shall read as follows:

“12.Registration Rights.  If (but without any obligation to do so) the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holder) any of its common stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration (as defined below)), the Company shall, at such time, promptly give the Holder written notice of such registration.  Upon the written request of the Holder given within twenty (20) days after such notice is given by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares then issuable upon exercise of this Warrant that the Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 12 before the effective date of such registration, whether or not the Holder has elected to include any Shares in such registration.  The expenses of registering the Shares pursuant to this Section 12 shall be borne by the Company; provided, that, the Company shall have no obligation to pay for the fees or expenses of Holder’s counsel in connection with such registration.  For purposes of this Section 12, an “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares; (iv) a registration in which the only Company common stock being registered is common stock issuable upon conversion of debt securities that are also being registered; or (v) a registration involving an underwriting of shares of the Company’s capital stock.”

3.Warrant Schedule.  The Holders acknowledge and agree that, pursuant to Section 6 of each of the Warrants, the exercise price and number of shares of Company common stock underlying the Warrants, in each case as reflected on Schedule A hereto, have been correctly adjusted to reflect the effects of (i) the business combination by and among the Company (formerly known as Constellation Alpha Capital Corp.), DermTech Operations, Inc. (formerly known as DermTech, Inc.), and DT Merger Sub, Inc., that occurred on August 29, 2019 (the “Business Combination”), and (ii) a one-for-two reverse stock split of the Company’s common stock that occurred following the Business Combination on August 29, 2019.

4.Effect of Amendment. Except as expressly modified by this Omnibus Warrant Amendment, the Warrants shall remain unmodified and in full force and effect.

5.Governing Law. This Omnibus Warrant Amendment shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.

6.Counterparts. This Omnibus Warrant Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

8.Headings. The headings contained in this Omnibus Warrant Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Omnibus Warrant Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

COMPANY:
DERMTECH, INC.
By:	/s/ Kevin Sun
Name:	Kevin Sun
Title:	CFO

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Dmitry Aksenov
Name:	Dmitry Aksenov

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Hazem Algendi
Name:	Hazem Algendi

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Basil Christakos
Name:	Basil Christakos

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Christopher Clark
Name:	Christopher Clark

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ William Corbett
Name:	William Corbett

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Byron Crowe
Name:	Byron Crowe

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Christopher DeGroat
Name:	Christopher DeGroat

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Peter Fogarty
Name:	Peter Fogarty

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Ahmed Gheith
Name:	Ahmed Gheith

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Starla Smith
Name:	Starla Smith

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Kevin Graetz
Name:	Kevin Graetz

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Minish Joe Hede
Name:	Minish Joe Hede

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Thomas Hoare
Name:	Thomas Hoare

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Albert Landstrom
Name:	Albert Landstrom

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Jacob Gamble
Name:	Jacob Gamble

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Lorraine Maxfield
Name:	Lorraine Maxfield

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Carrie Snyder
Name:	Carrie Snyder

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Eugene Webb
Name:	Eugene Webb

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Gary Saccaro
Name:	Gary Saccaro

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Robert Setteducati
Name:	Robert Setteducati

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Thomas Parigian
Name:	Thomas Parigian

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Rodney Baber
Name:	Rodney Baber

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Tanya Urbach
Name:	Tanya Urbach

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Timothy Touloukian
Name:	Timothy Touloukian

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ William Massie
Name:	William Massie

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ William Pedersen
Name:	William Pedersen

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

/s/ Alex Winks
Name:	Alex Winks

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Warrant Amendment as of the date first set forth above.

HOLDERS:

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Alex Winks
Name:	Alex Winks
Title:	President/CFO

[SIGNATURE PAGE TO OMNIBUS WARRANT AMENDMENT]

SCHEDULE A

WARRANT SCHEDULE

Warrant Holder Last Name or Entity Name	Warrant Holder First Name (if Individual)	Warrant No.	Warrant Issue Date	Pre-Business Combination and Pre-Reverse Split Share Amount	Post-Business Combination and Post-Reverse Split Share Amount	Pre-Business Combination and Pre-Reverse Split Exercise Price	Post-Business Combination and Post-Reverse Split Exercise Price
Aksenov	Dmitry	PA-001	12/31/2015	1,603	931	$5.04	$8.68
Algendi	Hazem	PA-002	12/31/2015	428	249	$5.04	$8.68
Christakos	Basil	PA-004	12/31/2015	1,195	694	$5.04	$8.68
Clark	Christopher	PA-005	12/31/2015	30,824	17,902	$5.04	$8.68
Cohen	Larry	PA-057	12/31/2015	4,416	2,565	$5.04	$8.68
Corbett	William	PA-006	12/31/2015	993	577	$5.04	$8.68
Crowe	Byron	PA-007	12/31/2015	5,615	3,261	$5.04	$8.68
DeGroat	Christopher	PA-008	12/31/2015	401	233	$5.04	$8.68
Fogarty	Peter	PA-009	12/31/2015	15,291	8,881	$5.04	$8.68
Gheith	Ahmed	PA-011	12/31/2015	3,552	2,063	$5.04	$8.68
Goff	Starla	PA-012	12/31/2015	7,441	4,322	$5.04	$8.68
Graetz	Kevin	PA-013	12/31/2015	7,830	4,548	$5.04	$8.68
Hede	Joe	PA-014	12/31/2015	7,830	4,548	$5.04	$8.68
Hoare	Thomas	PA-015	12/31/2015	199	116	$5.04	$8.68
Landstrom	Albert	PA-016	12/31/2015	2,330	1,354	$5.04	$8.68
Maxfield	Lorraine	PA-018	12/31/2015	2,389	1,388	$5.04	$8.68
Parigian	Thomas	PA-019	12/31/2015	30,824	17,902	$5.04	$8.68
Paulson Investment Company, LLC		PA-055	12/31/2015	27,843	16,170	$5.04	$8.68
Pedersen	William	PA-020	12/31/2015	199	116	$5.04	$8.68
Saccaro	Gary	PA-021	12/31/2015	6,971	4,049	$5.04	$8.68
Setteducati	Robert	PA-022	12/31/2015	30,824	17,902	$5.04	$8.68
Snyder	Carrie	PA-023	12/31/2015	5,018	2,915	$5.04	$8.68
Touloukian	Timothy	PA-024	12/31/2015	200	117	$5.04	$8.68

A-1

Urbach	Tanya	PA-025	12/31/2015	3,226	1,874	$5.04	$8.68
Winks	Malcolm Alexander	PA-027	12/31/2015	1,195	694	$5.04	$8.68
Aksenov	Dmitry	PA-028	7/31/2016	933	542	$5.04	$8.68
Algendi	Hazem	PA-029	7/31/2016	214	125	$5.04	$8.68
Baber	Rodney	PA-030	7/31/2016	1,365	793	$5.04	$8.68
Christakos	Basil	PA-031	7/31/2016	544	316	$5.04	$8.68
Clark	Christopher	PA-032	7/31/2016	14,046	8,158	$5.04	$8.68
Cohen	Larry	PA-058	7/31/2016	240	140	$5.04	$8.68
Corbett	William	PA-033	7/31/2016	993	577	$5.04	$8.68
Crowe	Byron	PA-034	7/31/2016	2,559	1,487	$5.04	$8.68
DeGroat	Christopher	PA-035	7/31/2016	1,193	693	$5.04	$8.68
Fogarty	Peter	PA-036	7/31/2016	5,758	3,344	$5.04	$8.68
Gamble	Jacob	PA-037	7/31/2016	794	462	$5.04	$8.68
Goff	Starla	PA-039	7/31/2016	893	519	$5.04	$8.68
Graetz	Kevin	PA-040	7/31/2016	1,260	732	$5.04	$8.68
Hede	Joe	PA-041	7/31/2016	1,260	732	$5.04	$8.68
Hoare	Thomas	PA-042	7/31/2016	199	116	$5.04	$8.68
Landstrom	Albert	PA-043	7/31/2016	2,018	1,172	$5.04	$8.68
Massie	William	PA-044	7/31/2016	199	116	$5.04	$8.68
Maxfield	Lorraine	PA-045	7/31/2016	1,089	633	$5.04	$8.68
Parigian	Thomas	PA-046	7/31/2016	14,046	8,158	$5.04	$8.68
Paulson Investment Company, LLC		PA-056	7/31/2016	14,457	8,396	$5.04	$8.68
Pedersen	William	PA-047	7/31/2016	397	231	$5.04	$8.68
Saccaro	Gary	PA-048	7/31/2016	7,580	4,403	$5.04	$8.68
Setteducati	Robert	PA-049	7/31/2016	14,046	8,158	$5.04	$8.68
Snyder	Carrie	PA-050	7/31/2016	2,286	1,328	$5.04	$8.68
Touloukian	Timothy	PA-051	7/31/2016	518	301	$5.04	$8.68
Urbach	Tanya	PA-052	7/31/2016	1,470	854	$5.04	$8.68
Webb	Eugene	PA-053	7/31/2016	600	349	$5.04	$8.68
Winks	Malcolm Alexander	PA-054	7/31/2016	544	316	$5.04	$8.68

A-2